Exhibit 10.1

AMENDMENT NO. 2 TO

NATURAL GAS ASSET MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 2 TO NATURAL GAS ASSET MANAGEMENT AGREEMENT, dated August _5__, 2021 (this “Amendment”), is by and between Roanoke Gas Company ("Counterparty"), a Virginia corporation, and Sequent Energy Management, L.P. (“Manager”), a Georgia limited partnership. Manager and Counterparty are sometimes referred to herein collectively as the “Parties.”

RECITALS

WHEREAS, Manager and Counterparty are parties to that certain Natural Gas Asset Management Agreement, dated April 1, 2018, as amended by that certain Amendment No.1 to Natural Gas Asset Management Agreement, dated July 31, 2020 (the “Agreement”);

WHEREAS, Manager and Counterparty desire to renew the Agreement for twelve (12) months at the end of the current Term pursuant to Section 9.01 of the Agreement; and

WHEREAS, in connection with such renewal, Manager and Counterparty desire to amend the Agreement on the terms and subject to the conditions set forth below.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements hereinafter set forth, the Parties agree to amend the Agreement as follows:

1.         Defined Terms. All initially capitalized terms used but not defined herein have the meanings set forth in the Agreement.

2.         Effective Date. The effective date of this Amendment shall be April 1, 2022 (the “Effective Date”).

3.         Renewal. Subject to the terms set for herein, the Parties hereby agree that the Agreement will be renewed for twelve (12) months at the end of the current Term (through March 31, 2023) and that this Amendment constitutes each Party’s written notification to the other Party of its intent to renew pursuant to Section 9.01 of the Agreement.

4.         Amendments to the Agreement.

(a)	As of the date hereof, Section 15.10 is deleted in its entirety and replaced with the following:

“15.10 Notices

All notices required to be sent shall be sent to the Parties at the following addresses, telephone numbers, email addresses and fax numbers:

To Manager:	Sequent Energy Management, L.P.
1200 Smith Street, Suite 900
Houston, TX 77002

Notices/Correspondence:
Attn: Contract Administration
Telephone: 832-397-1700
Email: confirms@sequentenergy.com

Invoices:
Attn: Gas Accounting
Telephone: 832-397-1700
Fax: 832-397-3711
Email: AccountingSettlement@Williams.com

To Counterparty:	519 Kimball Ave., N.E.
Roanoke, VA 24016
Telephone: 540-777-3800
Fax: 540-777-3957

Notices/Correspondence:
Attn: Paul Schneider
Email: paul_schneider@roanokegas.com

Invoices:
Attn: David Garcia
Email: David_Garcia@RGCResources.com

(b)	As of the Effective Date, Exhibit M (Utilization Fee) of the Agreement will be deleted in its entirety and be replaced with the attached Exhibit M (Utilization Fee).

5.         No Other Amendments. Except as set forth herein, the Agreement remains in full force and effect on the terms expressed therein.

6.         Counterparts. This Amendment may be executed and delivered in counterparts, each of which shall be deemed to be an original and which may be transmitted in an electronic format (such as a PDF file).

IN WITNESS WHEREOF, the undersigned Parties have caused this Amendment to be duly executed by their respective officers and representatives duly authorized as of the day and year first above written.

SEQUENT ENERGY MANAGEMENT, L.P.	ROANOKE GAS COMPANY

By: /s/ Mark Rueff	By: /s/ Paul W. Nester
Name: Mark Rueff	Name: Paul W. Nester
Title: Vice President - Gas Marketing	Title: President and CEO